UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2018

DCP Holding Company

(Exact name of registrant as specified in its charter)

Ohio	0-51954	20-1291244
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

100 Crowne Point Place, Sharonville, Ohio		45241
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 554-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 5.07             Submission of Matters to a Vote of Security Holders

The Company’s annual meeting of shareholders was held on October 24, 2018. At the meeting, the shareholders voted to re-elect certain persons to the Board of Directors for a term expiring at the 2020 annual meeting of shareholders. The individuals listed below were elected to the Company’s Board of Directors, each to hold office until the designated annual meeting or until his or her successor is elected and qualified, or until his or her earlier resignation. The table below indicates the votes for, votes withheld and abstentions with respect to the election of the six nominees.

	For	Withheld	Absentions
Michael J. Carl, DDS	7,521	217	0
James T. Foley	7,521	217	0
David A. Kreyling, DMD	7,533	205	0
James E. Kroeger, MBA, CPA	7,545	193	0
Donald J. Peak, CPA	7,521	217	0
Ronald L. Poulos, DDS	7,533	205	0

The shareholders also voted on an advisory proposal to approve the compensation paid to the Company’s Named Executive Officers, as described in certain sections of the Company’s proxy statement for the meeting. The table below indicates the votes for and the votes against the proposal as well as the number of abstentions and non-votes.

	For	Against	Absentions	Non-Vote
Advisory Vote on Executive Compensation	6,172	895	671	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP Holding Company

/s/ Robert C. Hodgkins, Jr.
Date: October 26, 2018
Robert C. Hodgkins, Jr.
Vice President and Chief Financial Officer